UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hawthorne St., 11th Floor, San Francisco, CA 94105
(Address of principal executive offices) (Zip code)

(415) 549-8913
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
On July 11, 2022, NerdWallet, Inc., a Delaware corporation (the Company), completed its previously announced acquisition of On the Barrelhead, Inc., a Delaware corporation (OTB), pursuant to an Agreement and Plan of Merger and Reorganization dated June 23, 2022 (the Merger Agreement) by and among the Company, OTB and the other parties thereto. Pursuant to the terms of the Merger Agreement, the Company acquired all of the equity interests in OTB at the closing of the acquisition (the Closing), for an aggregate purchase price of approximately $120 million, consisting of approximately $70 million in cash (the Cash Consideration) and $50 million in shares of the Company’s Class A common stock (the Stock Consideration), subject to customary post-Closing purchase price adjustments. The Stock Consideration at the Closing consisted of 4,934,895 shares of Class A common stock, which number was determined based on the 30-trading day volume-weighted-average price of the Company’s Class A common stock as reported on the Nasdaq Global Market as of June 22, 2022.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2022 and is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Cash Consideration was financed with a borrowing of $70.0 million on July 7, 2022 under the Company’s existing Amended and Restated Senior Secured Credit Facilities Credit Agreement (the Credit Agreement) with Silicon Valley Bank. Interest on the borrowing bears interest at the Eurodollar Rate, which is defined in the Credit Agreement as LIBOR (or any successor thereto), plus a margin of 2.75%, equating to 4.54% as of Closing.
The Credit Agreement contains customary covenants limiting the ability to, among other things, dispose of assets, undergo a change in control, merge or consolidate, make acquisitions, incur debt, incur liens, pay dividends, repurchase stock, and make investments, in each case subject to certain exceptions. The Credit Agreement also contains financial covenants requiring the Company to maintain a minimum adjusted quick ratio and a minimum consolidated adjusted EBITDA if the adjusted quick ratio falls below a specified level, measured in each case at the end of each fiscal quarter. The Credit Agreement terminates on September 2, 2023.
Item 3.02    Unregistered Sales of Equity Securities.
The disclosure set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. Subject to the terms and conditions of the Merger Agreement, at the Closing, the Company issued the Stock Consideration. These shares of the Company’s Class A common stock were issued in a transaction not involving a public offering and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the Securities Act).
Item 7.01    Regulation FD Disclosure.
On July 11, 2022, the Company issued a press release announcing the completion of the acquisition of OTB. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the Exchange Act), except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired.
Financial statements of the acquired business are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(b)    Pro Forma Financial Information.
Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(d)    Exhibits.
EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Location
2.1
Agreement and Plan of Merger and Reorganization, dated June 23, 2022, by and among NerdWallet, Inc., On the Barrelhead, Inc., Bighorn Merger Sub Corp., Bighorn Merger Sub 2, LLC, NerdWallet Compare, Inc. and Fortis Advisors LLC, as the stockholder representative.*
Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed June 24, 2022
99.1	Press Release dated July 11, 2022 issued by NerdWallet, Inc.	Furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith.
*    Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NERDWALLET, INC.

Date:	July 11, 2022	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge
General Counsel and Corporate Secretary
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